Exhibit 11

                        United States Cellular Corporation
                     Computation of Earnings Per Common Share
                     (in thousands, except per share amounts)


   Three Months Ended March 31,                        1995           1994
   ------------------------------------------------------------------------

   Primary Earnings
     Net Income (Loss) Available to Common         $ 23,598       $ (1,830)
                                                   =========     =========

   Primary Shares
     Weighted average number of Common and Series A
        Common Shares Outstanding                    80,680         75,140
     Additional shares assuming issuance of:
        Options and Stock Appreciation Rights            67            ---
        Convertible Preferred Shares                    779            ---
        Common Shares Issuable                          605            ---
                                                   ---------      --------
     Primary Shares                                  82,131         75,140
                                                   =========     =========
   Primary Earnings per Common Share
     Net Income (Loss)                             $    .29       $   (.02)
                                                   =========     =========
   Fully Diluted Earnings*
     Net Income (Loss) Available to Common         $ 23,598       $ (1,830)
                                                   =========     =========
   Fully Diluted Shares
     Weighted average number of Common and Series A
        Common Shares Outstanding                    80,680         75,140
     Additional shares assuming issuance of:
        Options and Stock Appreciation Rights            67            ---
        Convertible Preferred Shares                    779            ---
        Common Shares Issuable                          605            ---
                                                   ---------     ---------
     Fully Diluted Shares                            82,131         75,140
                                                   =========     =========
   Fully Diluted Earnings per Common Share
     Net Income (Loss)                             $    .29       $   (.02)
                                                   =========     =========
   ----------

   * This calculation is submitted in accordance with Securities Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.